Exhibit 99.1

Kensington Capital Acquisition Corp. VI Announces Pricing of

$200 Million Initial Public Offering

Westbury, NY, March 3, 2026 — Kensington Capital Acquisition Corp. VI (the “Company”), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit on March 3, 2026. The units are expected to be listed for trading on the New York Stock Exchange under the ticker symbol “KCAC.U” beginning March 4, 2026. Each unit consists of one Class A ordinary share, one-quarter of one Class 1 redeemable warrant and three-quarters of one Class 2 redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Class 1 redeemable warrants and new units (each of which consists of one Class A ordinary share and three-quarters of one Class 2 redeemable warrant) have been approved for listing under the symbols “KCAC.W” and “KCA.U,” respectively, once the Class 1 redeemable warrants begin separate trading. The offering is expected to close on March 5, 2026, subject to customary closing conditions.

While the Company may pursue an initial business combination in any business, industry or geographic location, it currently intends to focus on opportunities that capitalize on the expertise and ability of its management team, particularly its executive officers, to identify, acquire and operate a business in the global automotive and automotive-related sector, as well as other high-growth sectors, including defense, energy and artificial intelligence. The Company is led by Chairman and Chief Executive Officer, Justin Mirro, Vice Chairman and President, Dieter Zetsche, Chief Operating Officer, Robert Remenar, Chief Technology Officer, Simon Boag and Chief Financial Officer, Daniel Huber. The Company’s independent directors include William Kassling, Anders Pettersson, Mitchell Quain, Donald Runkle and Matthew Simoncini.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is acting as lead book-running manager, and Drexel Hamilton, LLC is acting as co-manager. The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

A registration statement relating to the securities became effective on March 3, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Daniel Huber

Chief Financial Officer

dan@kensington-cap.com

(703) 674-6514

SOURCE Kensington Capital Acquisition Corp. VI